Exhibit 10.1

8001 Arista Place, Suite 200

Broomfield, CO 80021

Phone: 720-940-2200, Fax: 720-208-9261

March 31, 2011

Geoffrey Pinski

Director of Intellectual Property

University of Cincinnati

Office of Intellectual Property

51 Goodman Dr, Suite 240

Cincinnati, Ohio 45219-0829

Dear Geoffrey,

When countersigned by the University of Cincinnati, this letter will extend the Exclusive Option Agreement between ARCA biopharma, Inc. and the University of Cincinnati dated December 2, 2009 to April 15, 2011.

Please sign below indicating your agreement to the above. Feel free to contact me if you have any questions.

Best regards,

/s/ Christopher D. Ozeroff
Christopher D. Ozeroff
SVP and General Counsel

ACCEPTED AND AGREED:

UNIVERSITY OF CINCINNATI

By:	/s/ Geoffrey Pinski
Geoffrey Pinski

Date:	March 30, 2011